Exhibit 99.1

For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
.A  John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-548-0101
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
2006 FIRST-QUARTER RESULTS AND $0.20 PER SHARE DIVIDEND; ADOPTION OF DIVIDEND
REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
     Edison, New Jersey, May 11, 2006 — Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported a net loss for the quarter ended March 31, 2006 of $(0.7 million), or $(0.08) per share on a fully diluted basis, compared to net income of $1.4 million, or $0.16 per share on a fully diluted basis, for the same period in 2005. The Board of Directors declared a first quarter dividend of $0.20 per share on May 8, 2006 to be paid on June 2, 2006 to stockholders of record as of May 22, 2006, according to John A. Burchett, President and Chief Executive Officer.
The Company’s net loss for the three months ended March 31, 2006 was primarily attributable to the lower operating income of its REIT segment. The REIT’s decline in operating income in the first quarter of 2006 from the same period in 2005 was primarily due to a gain on sale of mortgage assets in 2005 of $2.3 million compared to a loss of $0.1 million in 2006, which resulted in a total negative change of $2.4 million or $0.28 per share. The focus on growth of the portfolio, as well as market conditions, have curtailed gain income.
Burchett commented, “The portfolio of Subordinate Mortgage Backed Securities (“MBS”) continues to grow and perform well. The carry value of $126.2 million at the end of the first quarter of 2006 represents an increase of over $19 million in carry value from the year end 2005 and an increase of $59.8 million over the balance as of March 31, 2005. We expect that this continued growth will be the basis for improved results in the remaining quarters of 2006.”
“The first quarter results of 2006 reflect the continuing transition at the Company to a position where the primary source of return is from net interest income rather than reliance on gain income. The second part of the strategy is to reduce the earnings volatility of the non-REIT operating subsidiary business segments.”
“With respect to the operating subsidiary business segments, there has been a continued reduction in expenses through staff reductions, as well as other expense reductions. In addition, the Company has engaged Stifel, Nicolaus & Company, Incorporated as its financial advisor to review strategic options for the non-REIT subsidiary, including the possible sale of the subsidiary.”
“Our investment strategy has transitioned from focusing on gains towards focusing on net interest income. As is set forth in greater detail in the table on Page 5, Summary Information for REIT Portfolio Assets, both the size and composition of our portfolio for the three months ended March 31, 2006 versus the three months ended March 31, 2005 have changed substantially, reflecting our investment strategy.”
“The first quarter dividend was set by the Board at $0.20 per share based on the projected improvement in results for the remaining quarters and our changing focus from gains to net interest income. The Board performs similar evaluations for each quarterly dividend,” Burchett concluded.
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Additionally, the Company has adopted a bank-sponsored Dividend Reinvestment Plan/Direct Stock Purchase Plan, (the “Plan”) which will take effect no later than May 31, 2006. The Plan is sponsored and administered by Computershare Trust Company, N.A. (“Computershare”). Existing registered shareholders will receive a notification letter and enrollment material from Computershare. Interested investors may participate in the Plan by going to www.computershare.com/equiserve.
HCM will host an investor conference call on Thursday, May 11, 2006 at 11:00 AM ET. The call will be broadcast on the Internet at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not able to listen to the live broadcast, a replay will be available for a period of 30 days.
To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Monday, May 15 at 11:59 pm by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID # 201131.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiary, Hanover Capital Partners 2, Ltd., which operates two separate divisions, Hanover Capital Partners and HanoverTrade. Hanover Capital Partners provides consulting and outsourcing services to the mortgage industry. HanoverTrade provides technology solutions and loan sale advisory services for the mortgage industry. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2005 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,
	2006	December 31,
	(Unaudited)	2005
Assets
Cash and cash equivalents	$19,086	$30,495
Accounts receivable	2,291	2,606
Accrued interest receivable	1,428	1,382
Mortgage loans
Held for sale	9,375	10,061
Collateral for CMOs	12,917	14,074
Mortgage securities ($181,001 and $188,398 pledged under Repurchase Agreements as of March 31, 2006 and December 31, 2005, respectively)
Trading	56,990	82,487
Available for sale	126,186	106,967
Held to maturity	7,399	8,034
Other subordinate security, held to maturity	2,717	2,703
Equity investments in unconsolidated affiliates	1,316	1,289
Other assets	11,489	12,089

	$251,194	$272,187

Liabilities
Repurchase agreements	$140,522	$154,268
Collateralized mortgage obligations (CMOs)	10,352	11,438
Dividends payable	—	2,124
Accounts payable, accrued expenses and other liabilities	2,812	3,498
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239

	194,925	212,567

Contingencies	—	—
Minority interest in equity of consolidated affiliate	—	189

Stockholders’ Equity
Preferred stock: $0.01 par value, 10 million shares authorized, no shares issued and outstanding	—	—
Common stock: $0.01 par value, 90 million shares authorized, 8,412,062 and 8,496,162 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	84	85
Additional paid-in capital	103,519	104,231
Retained earnings (deficit)	(39,434)	(38,737)
Deferred stock-based compensation	—	(205)
Accumulated other comprehensive (loss) income	(7,900)	(5,943)

	56,269	59,431

	$251,194	$272,187

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenues
Interest income	$5,295	$3,832
Interest expense	2,841	1,572

Net interest income before loan loss provision	2,454	2,260
Loan loss provision	—	7

Net interest income	2,454	2,253
(Loss) gain on sale of mortgage assets	(109)	2,280
Loss on mark to market of mortgage assets	(1,201)	(1,628)
Gain on freestanding derivatives	646	708
Due diligence fees	2,533	2,542
Technology	915	554
Loan brokering and advisory services	105	512
Reimbursed out-of-pocket expenses	426	463
Other (loss) income	(49)	56

Total revenues	5,720	7,740

Expenses
Personnel	2,179	2,260
Subcontractors	1,383	1,181
Legal and professional	898	920
General and administrative	438	388
Depreciation and amortization	189	281
Occupancy	146	135
Technology	379	295
Travel and entertainment	100	102
Out-of-pocket expenses reimbursed	426	463
Other	322	299

Total expenses	6,460	6,324

Operating (loss) income	(740)	1,416
Equity in income (loss) of unconsolidated affiliates	27	(96)
Minority interest in loss of consolidated affiliate	(5)	—

Income (loss) before income tax benefit	(708)	1,320
Income tax benefit	(11)	(43)

Net Income (Loss)	$(697)	$1,363

Basic Earnings (Loss) Per Share	$(0.08)	$0.16

Diluted Earnings (Loss) Per Share	$(0.08)	$0.16

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
SUMMARY INFORMATION FOR REIT PORTFOLIO ASSETS
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$115,339	$65,627	$23,523
Average CMO borrowing balance	—	—	10,876
Average balance — Repurchase Agreements	74,268	56,484	3,874

Net investment	$41,071	$9,143	$8,773

Average leverage ratio	64.39%	86.07%	62.70%

Effective interest income rate	13.01%	5.15%	6.78%
Effective interest expense rate — CMO borrowing			5.88%
Effective interest expense rate — Repurchase Agreements	5.84%	4.50%	4.85%

Net interest spread	7.17%	0.65%	1.17%

Interest income	$3,750	$846	$399
Interest expense — CMO borrowing	—	—	160
Interest expense — Repurchase Agreements	1,084	637	47

Net interest income	$2,666	$209	$192

Yield	25.96%	9.14%	8.75%

	Three Months Ended March 31, 2005
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$62,732	$106,784	$40,230
Average CMO borrowing balance	—	—	33,918
Average balance — Repurchase Agreements	37,260	94,607	1,273

Net investment	$25,472	$12,177	$5,039

Average leverage ratio	59.40%	88.60%	87.47%

Effective interest income rate	11.43%	5.00%	6.27%
Effective interest expense rate — CMO borrowing			5.85%
Effective interest expense rate — Repurchase Agreements	4.08%	2.57%	4.40%

Net interest spread	7.35%	2.43%	0.48%

Interest income	$1,793	$1,335	$631
Interest expense — CMO borrowing	—	—	496
Interest expense — Repurchase Agreements	380	608	14

Net interest income	$1,413	$727	$121

Yield	22.19%	23.88%	9.61%

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